Exhibit 32.1

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of   Nasdaq, Inc. (the “Company”) for the quarter ended September 30, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Robert Greifeld, as Chief Executive Officer of the Company, and Michael Ptasznik, as Executive Vice President, Corporate Strategy and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.

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/s/ Robert Greifeld
Name:	Robert Greifeld
Title:	Chief Executive Officer
Date:	November 8, 2016

/s/ Michael Ptasznik
Name:	Michael Ptasznik
Title:	Executive Vice President, Corporate Strategy and Chief Financial Officer
Date:	November 8, 2016

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.